Exhibit 99.7

REVOCABLE PROXY

MAGYAR BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

JUNE 30, 2021

The undersigned hereby appoints the proxy committee of the Board of Directors of Magyar Bancorp, Inc., a Delaware corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Magyar Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at Ellery’s located at 701 Lincoln Blvd., Middlesex, New Jersey 08846 at 2:00 p.m., local time, on June 30, 2021. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

FOR	AGAINST	ABSTAIN

1.  The approval of a Plan of Conversion, whereby Magyar Bancorp, MHC and Magyar Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, including the merger of Magyar Bancorp, MHC with and into Magyar Bancorp, Inc. and amendments to Magyar Bancorp, Inc.’s certificate of incorporation as a result of the conversion, as more fully described in the attached proxy statement/prospectus;

☐	☐	☐

2.  The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;

☐	☐	☐

Such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Magyar Bancorp, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Magyar Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from Magyar Bancorp, Inc. prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated May ____, 2021.

Dated: _________________, ______	☐	Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER		PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER		SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at _______________________________.